UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 30, 2010

Loral Space & Communications Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-14180	87-0748324
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

600 Third Avenue, New York, New York		10016
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(212) 697-1105

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

As previously reported, Loral Space & Communications Inc. ("Loral" or the "Company") has received a request for indemnification from its directors who are affiliated with MHR Fund Management LLC ("MHR") for defense costs incurred in connection with their defense in the In re: Loral Space and Communications Inc. Consolidated Litigation and Babus lawsuits in the amount, as of November 30, 2008, of approximately $18 million (the "MHR-Affiliated Director Indemnity Claim"). The Company has received an opinion from an independent counsel that the MHR-affiliated directors are entitled to indemnification for reasonable expenses incurred by them in defense of the claims asserted against them in their capacity as directors. The Company has referred the request for indemnification to Mr. John Stenbit, who has been appointed by the Board of Directors to act as an independent special committee of the Board with respect to resolution of the MHR-affiliated directors’ claim for indemnification.

On April 30, 2010, the special committee determined that $14.4 million should be paid to the MHR-affiliated directors with respect to their claim and fees associated with enforcement of their right to indemnification. The special committee reached its determination after mediation sessions held in April 2010 between the special committee and the MHR-affiliated directors, conducted under the auspices of the Honorable Justice Joseph T. Walsh, who has compiled more than thirty years of judicial service, including service on the Delaware Superior Court, the Delaware Court of Chancery and eighteen years as a Justice of the Delaware Supreme Court. The MHR-affiliated directors have agreed to accept this payment in full and final satisfaction of their claim and provide a release to Loral. Loral’s insurers have taken the position that no coverage is available for the MHR-Affiliated Director Indemnity Claim. The Company does not agree with the insurers’ position and, through an amendment to its complaint in the pending insurance coverage litigation with the insurers, is seeking to recover from the insurers substantially all of the amount to be paid to the MHR-affiliated directors, subject to the coverage limits of its insurance policy.

There can be no assurance that the Company’s position regarding insurance coverage for the MHR-Affiliated Director Indemnity Claim will prevail or, if it does prevail, that the coverage limit will be adequate to cover the MHR-Affiliated Director Indemnity Claim and all of the other fees and expenses for which the Company is seeking recovery under its insurance policy.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Loral Space & Communications Inc.

May 4, 2010	By:	Avi Katz

Name: Avi Katz
Title: Senior Vice President, General Counsel and Secretary